EXHIBIT 22.1

         --------------------------------------------------------------


                         The Commercial Bancorp, Inc.'s

                               2000 Annual Meeting

                                 Proxy Statement

                          THE COMMERCIAL BANCORP, INC.

                                258 N. Nova Road

                           Ormond Beach, Florida 32174

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 18, 2000

Solicitation and Voting of Proxies

         This Proxy Statement and the accompanying Proxy are being furnished to shareholders of The Commercial Bancorp, Inc. ("TCB" or the "Company") in connection with the solicitation of proxies by the Board of Directors to be used at the Company's Annual Meeting of Shareholders or any adjournment thereof. The Annual Meeting will be held on April 18, 2000 at 2:00 p.m., Local Time at The Trails Homeowners Association Community Center, 201 Main Trail, Ormond Beach, Florida.

         Regardless of the number of shares of common stock owned, it is important that shareholders be represented by Proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage prepaid envelope. Shareholders are urged to indicate the way they wish to vote in the space provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the management director nominee set forth below; "FOR" ratification of the appointment of Hacker, Johnson, Cohen & Grieb, PA as the independent auditors of TCB for the fiscal year ending December 31, 2000; and "FOR" the adjournment of the Annual Meeting to solicit more proxies, if necessary.

Revocation of Proxy

         A shareholder's presence at this Annual Meeting will not automatically revoke his or her Proxy. Shareholders may revoke a Proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

Voting Securities

         The securities which may be voted at this Annual Meeting consist of shares of common stock of TCB ("Common Stock") with each share entitling its owner to one vote for the election of directors and any other matters that may come before the Annual Meeting. The close of business on March 15, 2000 has been fixed by the Board of Directors as the Record Date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and any adjournment thereof. The total number of shares of the Company's common stock outstanding on the Record Date was 475,491 shares which are held by approximately 334 shareholders.

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



         The presence, in person or by Proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum to approve any Proposal at the time of the Annual Meeting, this Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Certain Shareholders

         As of March 15, 2000, no persons or apparent groups of persons, other than Officers or Directors of the Company, are known by management to own beneficially five percent or more of the outstanding shares of TCB's Common Stock.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of TCB is composed of five members. The Board of Directors are divided into three classes and the terms of each class are staggered so that approximately one-third of the directors are elected each year. There is one Class II director nominated to be elected to a three-year term.

         Management's nominee to fill the term is James R. Peacock who is presently a director of TCB.

         If the nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend. At this time the Board of Directors knows of no reason why the nominee might not be able to serve.

         The Board of Directors recommends that shareholders vote "FOR"
                          the election of the nominee.

         The following table describes the period that the nominee has served as a director of TCB, his position and offices held, with the Company, his principal occupation or employment. In addition, the table contains information, as of March 15, 2000, with respect to the beneficial ownership (as such term is defined under the Rules and Regulations of the Securities Exchange Commission) of the Company's common stock held by the nominee and each other director.

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


Name, age, principal occupation,                          Current         Number                          Percent of
directorships and business                 Director        Term          of Shares         Right to       Beneficial
experience                                   Since        Expires        Owned(1)         Acquire(2)       Ownership(3)
---------------------------------------  ------------   -----------     -----------      -----------     --------------

Management's nominee for Three-Year Term:

Class II Director

James R. Peacock, Age 54, Owner              1996          2000            52,759               52,509            18.20%
and Operator Jim Peacock Dodge,
1981 - 1993; Director and
Management Consultant of
Profitable Management Services,
Inc. 1988 - current.

Continuing directors:

Class I Directors

Gary G. Campbell, Age 47,                    1996          2002             1,500                5,500             1.21%
Executive Vice  President and Senior
Loan Officer,  First State Bank of
Florida, 1992 - 1996;  President of
TCB,  1996 - current;  Director,
President and Chief Executive
Officer of the Bank
1997 - current.

Richard R. Dwyer, Age 46,                    1998          2002            11,000                9,000             3.46%
Specialty stock trader and partner of
M. J. Meehan & Company, a New
York Stock Exchange Trading
Company, 1986 - 1996.  Financial
Advisor, Raymond James Financial
Services, 1998 - current; Member of
the Board of Directors of the Bank,
1997 - current.

Clarence W. Singletary, Age 65,              1999          2002             5,000                5,000             1.73%
Real estate developer since 1987.
Owner/Operator Bono's Bar-B-Q,
Holly Hill.  Member of the Board of
Directors of the Bank, 1997-current.

Class III Director

Larry A. Kent, Age 48, President             1996          2001            42,541               30,741            12.67%
and Owner Larry Kent Homes, Inc.
1974 - 1993; Owner/Operator of
Burger King franchise restaurants,
1993 - current; Member of Board of
Directors First State Bank of Florida,
1987 - 1996; Chairman of The
Commercial Bank 1996 - current;
member of the Board of Directors of
the Bank, 1997-current.

[Footnotes follow this page]

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


(1)   Includes shares for which the named person:
      o  has sole voting and investment power
      o  has shared voting and investment power with a spouse, or
      o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
      Does  not  include  shares  that  may be acquired:
      o  by  exercising  stock  options,  or
      o  under stock purchase warrants.
(2)   Includes shares that may be acquired within the next 60 days:
      o  by exercising vested stock options, or
      o  under  presently   exercisable   stock  purchase  warrants  granted  in
         connection with TCB's initial stock offering.
(3) Percentage computed on 475,491 shares issued and outstanding, plus 98,750 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's stock offering and 4,300 presently exercisable stock options for a total of 578,541 beneficial shares.

Board of Directors Meetings

         During the year ended December 31, 1999, the Board of Directors held five meetings. None of the directors attended fewer than 75% of the total meetings of the Board of Directors.

Committees of the Board of Directors

         The Board of Directors of the Company may conduct business through its Executive Committee.

Directors' Compensation

         TCB did not pay any fees or other compensation to its Directors for the period ending December 31, 1999; however, The Commercial Bank of Volusia County ("Bank"), currently pays non-officer Directors $200 per Board of Directors meeting attended.

Employee Stock Options Outstanding

         The following stock options have been granted by the Board of Directors pursuant to TCB's 1997 Employee Stock Option and Limited Rights Plan:


              Employee                   Year Granted          Number of Shares           Vested             Term
              --------                   ------------          ----------------           ------             ----
Gary G. Campbell                             1998                     10,000               4,000           10 years
         President and Chief
         Executive Officer

Harvey E. Buckmaster                         1999                      5,000                   0           10 years
         Chief Financial
         Officer
All other employees                          1999                      8,300                 300           10 years
         (7 persons total)
      TOTAL OUTSTANDING                                               23,300               4,300
                                                                      ======               =====

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


Executive Compensation

                                                   Summary Compensation Table

                                                       Annual Compensation                      Long-term compensation
                                          -------------------------------------------      --------------------------------
        Name and                                                         Other annual           Stock            All other
   principal position        Year         Salary          Bonus          compensation          options         compensation
   ------------------        ----         ------          -----          ------------          -------         ------------
Gary G. Campbell             1999       $ 105,000       $   870                -                     0              0
President & CEO              1998       $  93,681           N/A                -                10,000              0
                             1997       $  75,000       $ 5,000                -                     0              0



Benefits

     Insurance: TCB's full-time officers are provided hospitalization, major medical, short and long-term disability, dental insurance and term life insurance under group plans on generally the same basis as all full-time employees. The Bank pays all of the costs of this insurance.

     Bonuses: Neither the Company nor the Bank has an established bonus policy for employees. The payment of any future bonus is at the sole discretion of the Board of Directors.

Certain Relationships and Related Transactions

     Set forth below is certain information as of December 31, 1999 concerning loans made by the Bank to each of its directors, executive officers and their immediate families whose aggregate indebtedness to the Bank exceeded $60,000 at anytime since January 1, 1999.


                                                                     Largest
                                                                     Amount              Balance
                                                  Maturity         Outstanding            as of
                                   Date of         Date of        from January          December         Interest
          Name                      Loan            Loan             1, 1999            31, 1999           Rate           Type
       ----------                 --------        --------       ---------------      ------------       --------        -----
  Kirk Bauer                      10/29/98        12/31/00               9,000                  0            9.5%         CLCU
     Flight Level LC              07/06/99        07/06/03             100,452             99,104            9.0%         CLCS
                                                                       -------            -------
               Total                                                   109,452             99,104
                                                                       =======            =======
  Stanley S. Bronski              07/01/98        12/31/00              68,350             68,350            9.5%         CLCU
     J S Associates               01/14/98        11/28/03             644,043            601,116            9.5%          CLR
     J S Associates               10/21/99        10/21/00              22,128             18,461            9.0%         CLCU
                                                                       -------            -------
               Total                                                   734,521            687,927
                                                                       =======            =======
  Gary G. Campbell                12/22/97        01/01/28             143,609            142,293           7.50%           ML
                                  12/18/98        12/15/00               3,943              2,157          11.00%           CL
                                                                       -------            -------
               Total                                                   147,552            144,450
                                                                       =======            =======
  Richard R. Dwyer                01/09/98        05/01/04             320,000            310,667            9.5%          CLR
                                  05/18/98        12/31/00              86,853             84,000            9.5%         CLCU
    Deland Museum of Art,
     Inc.                         10/07/99        10/07/00               6,070              6,070            9.5%         CLCS
                                                                       -------            -------
               Total                                                   412,923            400,737
                                                                       =======            =======


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


                                                                         Largest
                                                                         Amount              Balance
                                                       Maturity         Outstanding            as of
                                         Date of       Date of        from January          December          Interest
              Name                        Loan           Loan             1, 1999            31, 1999           Rate         Type
           ----------                    --------      --------       ---------------      ------------       --------       -----

         Lawrence A. Kent                11/25/97      05/01/00          150,000              92,964            9.5%         CLCU
           Merrecull, Inc.               08/28/98      07/01/07          202,031             196,087            9.5%         CLCS
                                                                         -------             -------
                      Total                                              352,031             289,051
                                                                         =======             =======
         James R. Peacock                06/10/98      12/31/00          294,000             294,000            9.5%         CLCU
           Dispenser Systems.com,        10/28/99      11/01/07          351,294             351,294            9.5%         CLCS
                                                                         -------             -------
             Inc.                                                        645,294             645,294
                                                                         =======             =======
                      Total

         Clarence W. Singletary          11/25/97      12/31/00          145,872              50,820            9.5%         CLCU
           Singletary-Merrell
              Partnership                11/21/97      12/31/00          180,000             174,623            9.5%         CLCU
           Merrecull, Inc.               08/28/98      07/01/07          202,031             196,087            9.5%         CLCS
                                                                         -------             -------
                      Total                                              527,903             421,530
                                                                         =======             =======

         Note: "CL" (Fixed Rate Consumer Loan); "ML" (Adjustable Mortgage Loan made at the market interest rate); "CLCU" (Commercial Line of Credit - unsecured); "CLCS" (Commercial Line of Credit - secured) Interest rates on all loans above are adjustable; "CLR" (Commercial Real Estate).

         Banks and other financial institutions are governed by the provisions of Section 22(h) of the Federal Reserve Act. Any credit extended by the Bank to its directors, executive officers and, to the extent otherwise permitted, principal shareholder(s), or any affiliates thereof, must be:

         o on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with non-affiliated parties; and
         o not involve more than the normal risk of repayment or present other unfavorable features.

         The above loans were made to the directors and officers on substantially the same terms as they are made to other customers of the Bank. All loans are current in their contractual payments for both principal and interest and, in management's opinion, do not involve more than the normal risk of collectibility.

                  PROPOSAL II - RATIFICATION OF APPOINTMENT OF
                AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2000

         TCB's independent auditors for the fiscal year ended December 31, 1999, were Hacker, Johnson, Cohen & Grieb, PA. The Board of Directors has appointed Hacker, Johnson, Cohen & Grieb to be its independent auditors for the fiscal year ending December 31, 2000, subject to shareholder ratification.

         The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Hacker, Johnson, Cohen & Grieb, PA as independent auditors for the fiscal year ending December 31, 2000.

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


                  PROPOSAL III - ADJOURNMENT OF ANNUAL MEETING

         TCB seeks approval to adjourn the Annual Meeting in the event that the number of proxies sufficient to approve Proposals I or II are not received by April 18, 2000. In order to permit proxies that have been received by TCB at the time of the Annual Meeting to be voted, if necessary, for the adjournment, TCB is submitting the question of adjournment to the shareholders as a separate proposal. If it becomes necessary to adjourn the Annual Meeting, and the adjournment is for a period less than 30 days, no notice of the time and place of the adjourned meeting will be given to the shareholders, other than an announcement made at the Annual Meeting.

         The Board of Directors recommends that shareholders vote "FOR" the approval of the adjournment of the Annual Meeting.

Solicitation

         The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by TCB. Proxies may be solicited by directors, officers or regular employees of the Company or the Bank in person or by telephone, facsimile or mail. TCB will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable out-of-pocket expenses in doing so.

Shareholder Proposals

         In order to be eligible for inclusion in TCB's Proxy material for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such Annual Meeting must be received at the Corporate Office of the Company, 258 N. Nova Road, Ormond Beach, Florida 32174, on or before December 19, 2000. Proposals must comply with the provisions of 17 C.F.R. Section 240.14a-8 ("Rule 14a") of the rules and regulations of the Securities and Exchange Commission in order to be included in the Company's proxy materials.

         New business may be taken up at the Annual Meeting, provided the proposal is stated in writing and filed with the Secretary of the Company at least ten (10) days before the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Company's Secretary by the above date, such proposal shall be laid over for action at an adjourned Annual Meeting or at a Special Meeting taking place 30 or more days thereafter. This provision does not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such Annual Meeting unless stated and filed as provided herein.

Annual Report

         A copy of the Company's 1999 Annual Report accompanies this Proxy Statement.

Other Matters

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                                   The Commercial Bancorp, Inc.




Ormond Beach, Florida
March 17, 2000

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